Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Hasbro, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-34282, 333-110000, 333-110001, 333-110002, 333-129618, 333-147109, 333-162762, 333-170355, 333-190377, and 333-225590 on Form S-8 and Nos. 333-44101, 333-82077, 333-83250, 333-46986, 333-103561, 333-145947, 333-195789, and 333-220331 on Form S-3 of Hasbro, Inc. of our reports dated February 27, 2020, with respect to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 29, 2019 and December 30, 2018, the related consolidated statements of operations, comprehensive earnings, cash flows, and shareholders’ equity and redeemable noncontrolling interests for each of the years in the three-year period ended December 29, 2019, and the related notes and financial statement schedule II - Valuation and Qualifying Accounts, and the effectiveness of internal control over financial reporting as of December 29, 2019, which reports appear in the December 29, 2019 annual report on Form 10‑K of Hasbro, Inc.

/s/ KPMG LLP

Providence, Rhode Island
February 27, 2020